Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2015 Incentive Award Plan and the Unit Appreciation Rights Plan of our report dated September 30, 2014, with respect to the balance sheet of Shake Shack Inc. as of September 23, 2014 included in its Form S-1 (File No. 333-201271), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

January 29, 2015